May 16, 2016

State Street Bank and Trust Company

One Lincoln Street

Boston, MA 02111

Attention: Steven C. Bennett, Vice President and Senior Counsel

RE:	The Charles Schwab Family of Funds

Schwab Annuity Portfolios

Ladies and Gentlemen:

Reference is made to the Master Fund Accounting and Services Agreement between us dated as of October 1, 2005, as amended and supplemented (the “Agreement”). Pursuant to the Agreement, this letter is to provide notice of:

(1) creation of Schwab Retirement Government Money Fund; and

(2) name change for Schwab Money Market Portfolio to Schwab Government Money Market Portfolio

In accordance with Section 11.6 of the Agreement, we request that you act as Accounting Agent with respect to Schwab Retirement Government Money Fund. A revised Appendix A to the Agreement is attached hereto. In connection with such request, we hereby confirm to you, as of the date hereof, the representations and warranties set forth in Section 4(b) of the Agreement.

Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one to us and retaining one copy for your records.

Very truly yours,

THE CHARLES SCHWAB FAMILY OF FUNDS
SCHWAB ANNUITY PORTFOLIOS

By:	/s/ George Pereira
Name:	George Pereira
Title:	Chief Operating Officer & Sr. Vice President

Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Gunjan Kedia
Name:	Gunjan Kedia
Title:	Executive Vice President

APPENDIX A

(Effective May 16, 2016)

TO

MASTER FUND ACCOUNTING AND SERVICES AGREEMENT

MANAGEMENT INVESTMENT COMPANIES AND PORTFOLIOS THEREOF, IF ANY

THE CHARLES SCHWAB FAMILY OF FUNDS

Schwab Money Market Fund

Schwab Value Advantage Money Fund

Schwab Retirement Advantage Money Fund

Schwab Investor Money Fund

Schwab Government Money Fund

Schwab U.S. Treasury Money Fund

Schwab Municipal Money Fund

Schwab California Municipal Money Fund

Schwab New York Municipal Money Fund (formerly Schwab New York AMT Tax-Free Money Fund)

Schwab AMT Tax-Free Money Fund

Schwab Massachusetts Municipal Money Fund (formerly Schwab Massachusetts AMT Tax-Free Money Fund)

Schwab Pennsylvania Municipal Money Fund

Schwab New Jersey Municipal Money Fund (formerly Schwab New Jersey AMT Tax-Free Money Fund)

Schwab Cash Reserves

Schwab Advisor Cash Reserves

Schwab Treasury Obligations Money Fund

Schwab Variable Share Price Money Fund

Schwab Retirement Government Money Fund

SCHWAB INVESTMENTS

Schwab 1000 Index Fund

Schwab Short-Term Bond Market Fund

Schwab Total Bond Market Fund

Schwab GNMA Fund

Schwab Tax-Free Bond Fund

Schwab California Tax-Free Bond Fund

Schwab Treasury Inflation Protected Securities Index Fund (formerly Schwab Treasury Inflation Protected Securities Fund)

Schwab Intermediate-Term Bond Fund (formerly Schwab Premier Income Fund)

Schwab Global Real Estate Fund

SCHWAB CAPITAL TRUST

Schwab International Index Fund

Schwab Small-Cap Index Fund

Schwab MarketTrack Growth Portfolio

Schwab MarketTrack Balanced Portfolio

Schwab MarketTrack Conservative Portfolio

Schwab MarketTrack All Equity Portfolio

Schwab S&P 500 Index Fund

Schwab Dividend Equity Fund

Schwab Small-Cap Equity Fund

Schwab Large-Cap Growth Fund

Schwab Total Stock Market Index Fund

Schwab Financial Services Fund

Schwab Health Care Fund

Schwab Target 2010 Fund

Schwab Target 2015 Fund

Schwab Target 2020 Fund

Schwab Target 2025 Fund

Schwab Target 2030 Fund

Schwab Target 2035 Fund

Schwab Target 2040 Fund

Schwab Target 2045 Fund

Schwab Target 2050 Fund

Schwab Target 2055 Fund

Schwab Core Equity Fund

Schwab Hedged Equity Fund

Laudus International MarketMasters Fund

Laudus Small-Cap MarketMasters Fund

Schwab Balanced Fund

Schwab Fundamental US Small Company Index Fund

Schwab Fundamental US Large Company Index Fund

Schwab Fundamental International Large Company Index Fund

Schwab Fundamental Emerging Markets Large Company Index Fund

Schwab Fundamental International Small Company Index Fund

Schwab Monthly Income Fund - Moderate Payout

Schwab Monthly Income Fund - Enhanced Payout

Schwab Monthly Income Fund - Maximum Payout

Schwab International Core Equity Fund

Schwab Fundamental Global Real Estate Index Fund

SCHWAB ANNUITY PORTFOLIOS

Schwab Government Money Market Portfolio (formerly Schwab Money Market Portfolio)

Schwab S&P 500 Index Portfolio

Schwab MarketTrack Growth Portfolio II

Schwab VIT Balanced Portfolio

Schwab VIT Balanced with Growth Portfolio

Schwab VIT Growth Portfolio

SCHWAB STRATEGIC TRUST

Schwab U.S. Broad Market ETF

Schwab U.S. Large-Cap ETF

Schwab U.S. Large-Cap Growth ETF

Schwab U.S. Large-Cap Value ETF

Schwab U.S. Small-Cap ETF

Schwab International Equity ETF

Schwab International Small-Cap Equity ETF

Schwab Emerging Markets Equity ETF

Schwab U.S. TIPS ETF

Schwab Short-Term U.S. Treasury ETF

Schwab Intermediate-Term U.S. Treasury ETF

Schwab U.S. REIT ETF

Schwab U.S. Mid-Cap ETF

Schwab U.S. Aggregate Bond ETF

Schwab U.S. Dividend Equity ETF

Schwab Fundamental U.S. Broad Market Index ETF

Schwab Fundamental U.S. Large Company Index ETF

Schwab Fundamental U.S. Small Company Index ETF

Schwab Fundamental International Large Company Index ETF

Schwab Fundamental International Small Company Index ETF

Schwab Fundamental Emerging Markets Large Company Index ETF